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                                                       Public Relations
For Immediate Release News                                MetLife, Inc.
                                                      One MetLife Plaza
                                               27-01 Queens Plaza North
                                              Long Island City, NY 11101

MetLife


Contacts:       For Media:        John Calagna
                                  (212) 578-6252

                For Investors:    Tracey Dedrick
                                  (212) 578-5140


                  NASD INVESTIGATION AT METLIFE BROKER DEALERS

NEW YORK, September 8, 2005 - MetLife, Inc. (NYSE: MET) announced today that the NASD staff has notified MetLife Securities, Inc., New England Securities Corporation and Walnut Street Securities, Inc., all subsidiaries of MetLife Inc., that it has made a preliminary determination to file charges of violations of the NASD's rules against the firms.

The notification follows an investigation by the NASD of certain mutual fund transactions by the firms during 2003. As the result of an internal audit, the firms determined that a limited number of mutual fund transactions processed by firm representatives and at the firms' consolidated trading desk, during the period April through December 2003, had been received from customers after 4:00 p.m. Eastern time and received the same day's net asset value. The pending investigation was initiated after the firms reported their findings to the NASD. The potential charges of violations of NASD's rules relate to the firms' maintenance of books and records, supervisory procedures and responses to the NASD's information requests. Under the NASD's procedures, the firms intend to respond to the staff before the staff makes a formal recommendation regarding whether any action alleging violations of the rules should be considered. MetLife continues to cooperate fully with the NASD in its investigation.

MetLife, Inc. is a leading provider of insurance and other financial services to millions of individual and institutional customers throughout the United States. Through its subsidiaries and affiliates, MetLife, Inc. offers life insurance, annuities, automobile and homeowner's insurance and retail banking services to individuals, as well as group insurance, reinsurance and retirement and savings products and services to corporations and other institutions. Outside the U.S., the MetLife companies have direct insurance operations in Asia Pacific, Latin America and Europe. For more information, please visit www.metlife.com.

This release contains statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to trends in the company's operations and financial results and the business and the products of the company
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and its subsidiaries, as well as other statements including words such as
"anticipate," "believe," "plan," "estimate," "expect," "intend" and other similar expressions. Forward-looking statements are made based upon management's current expectations and beliefs concerning future developments and their potential effects on the company. Such forward-looking statements are not guarantees of future performance.

Actual results may differ materially from those included in the forward-looking statements as a result of risks and uncertainties including, but not limited to the following: (i) changes in general economic conditions, including the performance of financial markets and interest rates; (ii) heightened competition, including with respect to pricing, entry of new competitors and the development of new products by new and existing competitors; (iii) unanticipated changes in industry trends; (iv) the company's primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (v) deterioration in the experience of the "closed block" established in connection with the reorganization of Metropolitan Life Insurance Company; (vi) catastrophe losses; (vii) adverse results or other consequences from litigation, arbitration or regulatory investigations; (viii) regulatory, accounting or tax changes that may affect the cost of, or demand for, the company's products or services; (ix) downgrades in the company's and its affiliates' claims paying ability, financial strength or credit ratings; (x) changes in rating agency policies or practices; (xi) discrepancies between actual claims experience and assumptions used in setting prices for the company's products and establishing the liabilities for the company's obligations for future policy benefits and claims; (xii) discrepancies between actual experience and assumptions used in establishing liabilities related to other contingencies or obligations; (xiii) the effects of business disruption or economic contraction due to terrorism or other hostilities; (xiv) the company's ability to identify and consummate on successful terms any future acquisitions, and to successfully integrate acquired businesses with minimal disruption; and
(xv) other risks and uncertainties described from time to time in the company's filings with the Securities and Exchange Commission, including its S-1 and S-3 registration statements. The company specifically disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

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